Exhibit 5.1

Boston | Connecticut | Florida | New Jersey | New York | Providence | Washington, DC

October 30, 2026

Valley National Bancorp

One Penn Plaza

New York, New York 10119

Re:	Valley National Bancorp Registration Statement on Form S-4

We refer to the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) filed by Valley National Bancorp, a New Jersey corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of up to 13,831,688 shares of common stock, no par value, of the Company (the “Securities”) issuable pursuant to the Agreement and Plan of Merger, dated as of August 24, 2026 (the “Merger Agreement”), by and between the Company and Providence Financial Corporation, an Illinois corporation.

In connection therewith, we have reviewed and relied upon originals, or copies identified to us as final versions, of each of the following documents:

(a)	the Registration Statement;

(b)	the Prospectus contained in the Registration Statement (the “Prospectus”);

(c)	the Merger Agreement;

(d)

a Certificate of the Department of the Treasury of the State of New Jersey, dated September 25, 2026, stating that as of the date thereof, the Company is an active business in good standing in the State of New Jersey and a bring-down thereof dated the date hereof; and

(e)	a Certificate of the Corporate Secretary of the Company, certifying as to various matters and attaching each of the following:

(i)	the Restated Certificate of Incorporation of the Company and any amendments thereto, as currently in effect;

(ii)	the By-Laws of the Company and any amendments thereto, as currently in effect; and

(iii)	a copy of resolutions of the Board of Directors of the Company adopted on August 24, 2026, relating to the issuance and sale of the Securities and the filing of the Registration Statement.

Valley National Bancorp

October 30, 2026

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other agreements, instruments, certificates, documents and records, and have reviewed such questions of law and made such inquiries, as we have deemed necessary or appropriate for the purposes of the opinion rendered herein.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all such documents submitted to us as copies, and that the persons identified to us as officers are actually serving as such. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforementioned agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

The opinion rendered herein is limited in all respects to matters governed by the present state of the laws of the State of New Jersey (the “Applicable Law”). We express no opinion as to the effect of the law of any other jurisdiction. In addition, this opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon, and subject to, the foregoing, and subject to the limitations, qualifications and assumptions stated herein, as of the date hereof, we are of the opinion that the Securities have been duly authorized by the Company and, upon due issuance and delivery of the Securities against payment therefor in the manner contemplated by the Merger Agreement, the Securities will be validly issued, fully paid and non-assessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Day Pitney LLP

DAY PITNEY LLP

GBM; ESK